Exhibit 99.1

GeoMet Announces Results for the Quarter and Six Months Ended June 30, 2008 and Increased Capital Budget

Houston, Texas—August 11, 2008-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its financial and operating results for the quarter and six months ended June 30, 2008, and an increased capital budget.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, commented on the Company’s financial and operating results for the quarter and six months ended June 30, 2008: “We are pleased to report record gas sales, cash flow and adjusted net income. We have opportunities to increase capital expenditures in all five of our capital projects. Accordingly, we have increased our capital budget by an additional $6 million to $57 million for 2008, which we believe will accelerate growth in reserves, production and cash flow in the second half of 2008 and thereafter.”

Second Quarter 2008 Results

For the quarter ended June 30, 2008, GeoMet recorded:

•

Gas Sales—Gas sales for the quarter were $20.7 million, a 54% increase from gas sales of $13.4 million in the second quarter in 2007. The average natural gas price during the quarter was $11.15 per Mcf as compared to the prior year period average of $7.63 per Mcf. The average natural gas price, adjusted for realized hedging gains, was $10.35 per Mcf during the second quarter of 2008 versus $7.66 per Mcf for the same period in 2007.

•

Adjusted EBITDA—Adjusted EBITDA for the quarter increased 71% to $11.5 million from $6.7 million in the prior year period. EBITDA was $(0.9) million for the quarter as compared to $8.5 million for the same period in 2007. Adjusted EBITDA and EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net loss to EBITDA and of EBITDA to Adjusted EBITDA.

•

Adjusted Net Income—Adjusted net income for the quarter was $5.5 million, up 198% from $1.9 million, in the first quarter of 2007. Adjusted net income is a non-GAAP measure. See the accompanying table for a reconciliation of net loss to adjusted net income.

For the quarter ended June 30, 2008, GeoMet recorded a net loss of $3.2 million, or $0.08 per fully diluted share, as compared to a net income of $3.0 million, or $0.08 per fully diluted share, for the same period in 2007. During these periods, the Company’s earnings were impacted by unrealized losses and gains from the change in the market value of its natural gas derivative contracts. In the most recent quarter, the Company experienced an unrealized loss from such natural gas derivative contracts of $12.1 million ($8.7 million after income taxes) as compared to an unrealized gain of $1.9 million ($1.1 million after income taxes) for the same period in 2007.

Average net gas sales volumes for the quarter ended June 30, 2008 were 20.4 MMcf per day, a 5.4% increase from the same period in 2007.

Capital expenditures for the quarter ended June 30, 2008 were $13.1 million, compared to $11.9 million for the same period in the prior year.

Six Months Ended June 30, 2008 Financial Results

For the six months ended June 30, 2008, GeoMet recorded:

•

Gas Sales—Gas sales for the six months ended June 30, 2008 were $36.3 million, a 43% increase from gas sales of $25.3 million for the same period in 2007. The average natural gas price during the six months ended June 30, 2008 was $9.73 per Mcf as compared to $7.29 per Mcf for the same period in 2007. The average natural gas price, adjusted for realized hedging gains, was $9.57 per Mcf during six months ended June 30, 2008 versus $7.67 per Mcf for the same period in 2007.

•

Adjusted EBITDA—Adjusted EBITDA for the six months ended June 30, 2008 increased 61% to $20.8 million from $12.9 million for the same period of 2007. EBITDA was $(0.5) million for the six months ended June 30, 2008 as compared to $9.9 million for the same period of 2007. Adjusted EBITDA and EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net loss to EBITDA and of EBITDA to Adjusted EBITDA.

•

Adjusted Net Income—Adjusted net income for the six months ended June 30, 2008 was $8.8 million, up 151% from $3.6 million, in the same period of 2007. Adjusted net income is a non-GAAP measure. See the accompanying table for a reconciliation of net loss to adjusted net income.

For the six months ended June 30, 2008, GeoMet recorded a net loss of $5.3 million, or $0.14 per fully diluted share, as compared to a net income of $2.0 million, or $0.05 per fully diluted share, for the same period in 2007. During these periods, the earnings were impacted by unrealized losses from the change in the market value of its natural gas derivative contracts. For the six months ended June 30, 2008, the Company experienced an unrealized loss from such natural gas derivative contracts of $20.7 million ($14.2 million after income taxes) as compared to an unrealized loss of $2.7 million ($1.6 million after income taxes) for the same period in 2007.

Average net gas sales volumes for the six months ended June 30, 2008 were 20.5 MMcf per day, a 5.5% increase from the same period in 2007.

Capital expenditures for the six months ended June 30, 2008 were $21.2 million, compared to $30.0 million for the same period in the prior year, and are expected to total $57.0 million for the full year.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss second quarter of 2008 results on August 11, 2008 at 10:30 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 55467942. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on August 11, 2008.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Gas sales	$20,701	$13,439	$36,282	$25,287
Operating fees and other	203	324	501	616

Total revenues	20,904	13,763	36,783	25,903
Expenses:
Total production expenses	5,280	5,097	10,495	10,259
Depreciation, depletion and amortization	2,489	2,265	4,949	4,341
General and administrative	2,887	2,227	5,380	4,504
Realized losses (gains) on derivative contracts	1,493	(50)	631	(1,297)
Unrealized losses (gains) on derivative contracts	12,098	(1,861)	20,745	2,713

Total operating expenses	24,247	7,678	42,200	20,520

Operating (loss) income from continuing operations	(3,343)	6,085	(5,417)	5,383
Other expenses & interest, net	(1,069)	(1,239)	(2,371)	(2,135)

Loss (income) before income taxes and discontinued operations	(4,412)	4,846	(7,788)	3,248
Income tax (benefit) expense	(1,235)	1,892	(2,469)	1,396

Loss (income) from continuing operations	(3,177)	2,954	(5,319)	1,852
Discontinued operations, net of tax	—	45	—	121

Net (loss) income	$(3,177)	$2,999	$(5,319)	$1,973

Earnings per share:
(Loss) income from continuing operations
Basic	$(0.08)	$0.08	$(0.14)	$0.05

Diluted	$(0.08)	$0.08	$(0.14)	$0.05

Discontinued operations
Basic	$0.00	$0.00	$0.00	$0.00

Diluted	$0.00	$0.00	$0.00	$0.00

Net (loss) income
Basic	$(0.08)	$0.08	$(0.14)	$0.05

Diluted	$(0.08)	$0.08	$(0.14)	$0.05

Weighted average number of common shares:
Basic	39,271	38,710	39,140	38,704

Diluted	39,271	39,401	39,140	39,386

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2008	December 31, 2007
Assets:
Current assets	$19,677	$11,508
Properties and equipment, net	382,015	366,229
Other assets	927	940

Total assets	$402,619	$378,677

Liabilities and stockholders’ equity:
Current liabilities	$29,712	$13,571
Long-term debt	100,154	96,730
Other long-term liabilities	59,220	49,700

Total liabilities	189,086	160,001

Total stockholders’ equity	213,533	218,676

Total liabilities and stockholders’ equity	$402,619	$378,677

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2008	2007
Net cash provided by operating activities	$17,574	$10,819
Net cash used in investing activities	(18,549)	(29,996)
Net cash provided by financing activities	3,482	20,572
Effect of exchange rates changes on cash	(11)	28

Increase in cash and cash equivalents	2,496	1,423
Cash and cash equivalents at beginning of period	1,540	1,415

Cash and cash equivalents at end of period	$4,036	$2,838

GEOMET, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET LOSS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net (loss) income	$(3,177)	$2,999	$(5,319)	$1,973
Add: Interest expense, net of interest income and amounts capitalized	1,104	1,242	2,400	2,110
Add: Other expense (income)	(35)	(4)	(29)	25
Add: (Benefit) expense from income taxes	(1,235)	1,953	(2,469)	1,491
Add: Depreciation, depletion and amortization	2,489	2,265	4,949	4,341

EBITDA	(854)	8,455	(468)	9,940
Add: Unrealized losses (gains) on derivative contracts	12,098	(1,861)	20,745	2,713
Add: Stock based compensation	196	82	384	163
Add: Accretion expense	84	52	168	103

Adjusted EBITDA	$11,524	$6,728	$20,829	$12,919

The table above reconciles net (loss) income to EBITDA and Adjusted EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, and depreciation, depletion and amortization. Adjusted EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET INCOME TO NET LOSS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net (loss) income	$(3,177)	$2,999	$(5,319)	$1,973
Add: Unrealized losses (gains) on derivative contracts, net of effect of income tax	8,711	(1,135)	14,168	1,547

Adjusted net income	$5,534	$1,864	$8,849	$3,520

The table above reconciles net (loss) income to adjusted net income. Adjusted net income is calculated by eliminating the unrealized gains or losses on derivative contracts (net of tax) from net income to arrive at adjusted net income. Although adjusted net income is a non-GAAP measure, we believe it is useful information for investors because the unrealized loss relates to derivative instruments that hedge our production in future months. The loss that is associated with derivative instruments that hedge current production is recognized in net income and is not eliminated in determining adjusted net income. The adjustment better matches derivative losses with the period when the underlying hedged production occurs.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,856	1,761	3,727	3,467
Per Mcf data ($/Mcf):
Average natural gas sales price	$11.15	$7.63	$9.73	$7.29
Differential to NYMEX (1)	$0.23	$0.08	$0.25	$0.12
Average natural gas sales price realized (2)	$10.35	$7.66	$9.57	$7.67
Adjusted lease operating expense (3)	$1.85	$1.76	$1.85	$1.78
Compression expenses	$0.40	$0.40	$0.38	$0.39
Transportation expense	$0.14	$0.37	$0.17	$0.44
Production taxes	$0.34	$0.18	$0.28	$0.17
Total production expenses	$2.73	$2.71	$2.68	$2.78
Depreciation, depletion and amortization	$1.34	$1.29	$1.33	$1.25

POND CREEK FIELD

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,223	1,110	2,446	2,176
Per Mcf data ($/Mcf):
Lease operating expense	$1.53	$1.72	$1.57	$1.70
Compression expense	$0.35	$0.43	$0.36	$0.40
Transportation expense	$0.22	$0.58	$0.25	$0.69
Production taxes	$0.17	$0.01	$0.12	$0.02
Total production expenses	$2.27	$2.74	$2.30	$2.81

GURNEE FIELD

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	550	548	1,109	1,088
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$2.85	$2.18	$2.75	$2.34
Compression expense	$0.56	$0.40	$0.52	$0.43
Production taxes	$0.66	$0.47	$0.59	$0.44
Total production expenses	$4.07	$3.05	$3.86	$3.21

(1)	The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Saltwater disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for saltwater disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense on the next page.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Lease operating expense	$3,640	$3,424	$7,391	$6,794
Deduct: Saltwater disposal fees	203	324	501	616

Adjusted lease operating expense	$3,437	$3,100	$6,890	$6,178

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the saltwater disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because saltwater disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for saltwater disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.

GEOMET, INC.

CONSOLIDATED HEDGE POSITIONS

At June 30, 2008, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
July through October 2008	984,000	$10.50	$7.00	$5.00
November 2008 through March 2009	906,000	$11.00	$8.50	$6.25
November 2008 through March 2009	906,000	$11.00	$8.84	$6.00
April through October 2009	1,284,000	$10.00	$7.50	$5.25
April through October 2009	1,284,000	$10.00	$8.50	$6.50
November 2009 through March 2010	906,000	$11.20	$9.50	$7.00

At June 30, 2008, the Company had the following natural gas swap positions:

Period	Volume (MMBtu)	Price
July through October 2008	492,000	$8.00

At June 30, 2008, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate		Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.863	%(1)	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.950	%(1)	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.380	%(1)	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.069	%(1)	$5,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.